UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2005

WHITTIER ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	0-30598	20-0539412
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

333 CLAY STREET, SUITE 1100

HOUSTON, TEXAS 77002

(Address of Registrant’s Principal Executive Offices)

(713) 850-1880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 7, 2005, Whittier Energy Corporation (the “Company”) priced an offering to sell 833,333 shares of Series A 8% Automatically Convertible Preferred Stock (“Series A preferred stock”) at $60 per share to “accredited investors” (as defined in Rule 501(a) under the Securities Act of 1933). The Company expects the offering to close on June 15, 2005, simultaneously with the Company’s acquisition of RIMCO Production Company, Inc. Each share of the Series A preferred stock is convertible at any time at the holder’s election into 30 shares of the Company’s common stock and will automatically convert into 10 shares of common stock following the completion of (i) a one-for-three reverse split of the Company’s authorized and outstanding common stock and (ii) the listing of the Company’s common stock on the Nasdaq National Market. If the automatic conversion has not occurred on or before December 31, 2005, holders of the Series A preferred stock will be entitled to receive quarterly dividends at a rate of 8% per annum accruing from the date of initial issuance. No dividends will be paid on the Series A preferred stock if automatic conversion occurs on or before December 31, 2005. Until conversion, the Series A preferred stock is entitled to a liquidation preference equal to the original issuance price, plus accrued and unpaid dividends.

The Company has agreed to file, within 60 days after the closing of the offering, a registration statement with the Securities and Exchange Commission covering resales of the shares of common stock issuable upon conversion of the Series A preferred stock, and, if the Series A preferred stock has not automatically converted into common stock on or before December 31, 2005, covering resales of shares of the Series A preferred stock. If the Company does not file the registration statement within the 60 day period after the closing of the offering or it is not declared effective within 180 days of the closing of the offering, the Company will be required to pay an additional 2% per share per annum in liquidated damages on the Series A preferred stock (or the equivalent amount on the common stock after conversion).

The securities offered have not been registered under the Securities Act of 1933 or any state securities laws and, absent registration or an applicable exemption from such registration, may not be offered or sold in the United States. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the securities to be issued in the private placement.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference to any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITTIER ENERGY CORPORATION

Date: June 8, 2005	By:	/s/ Michael B. Young
Michael B. Young
Vice President, Chief Financial Officer and
Treasurer